                                                           EXHIBIT 99-24(b)14(f)

SEP                     Simplified Employee Pension Plan
PLAN                          ADOPTION AGREEMENT
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                       SECTION 1 - EMPLOYER INFORMATION
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Name of Employer______________________________________________________________
Address_______________________________________________________________________
       _______________________________________________________________________
City____________________________________________ State_________ Zip___________
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            Telephone              Federal Tax          Income Tax     Plan
                              Identification Number      Year End    Year End
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                                                       (month)(day) (month)(day)
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         SECTION 2 - EFFECTIVE DATES  Check and complete Option A or B
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[ ]  Option A:  This is the initial adoption of a Simplified Employee Pension plan by the Employer.
                The Effective Date of this Plan is________________________.
                NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

[ ]  Option B:  This is an amendment and restatement of an existing Simplified
                Employee Pension plan (a Prior Plan).
                The Prior Plan was initially effective on________________.
                The Effective Date of this amendment and restatement is_____.

                NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.
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        SECTION 3 - ELIGIBILITY REQUIREMENTS  Complete Parts A, B and C
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PART A.  Service Requirement:  An Employee will be eligible to become a
         Participant in the Plan after having performed Service for the Employer during at least_________ (enter 0, 1, 2, or 3) of the immediately preceding 5 Plan Years. NOTE: If left blank, the Service Requirement will be deemed to be 0.

PART B. Age Requirement: An Employee will be eligible to become a Participant in the Plan after attaining age____(no more than 21).
         NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

PART C. Class of Employees Eligible to Participate: All Employees shall be eligible to become a Participant in the Plan, except the following
         (if checked):
         [ ] Certain Employees covered by a collective bargaining agreement and nonresident aliens, as described in Section 3.02 of the Plan.
         [ ] Those Employees who have received less than $300 (indexed for cost of living increases in accordance with Section 408(k)(8) of the
             Code) of Compensation from the Employer during the Plan Year.
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           SECTION 4 - EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA
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PART A.  Contribution Formula:  For each Plan Year the Employer will contribute an amount to be determined from year to year.

PART B.  Allocation Formula:  Check Option 1 or 2
     Option 1:  [ ]  Pro Rata Formula.  The Employer Contribution for each Plan
                     Year shall be allocated to the IRA of each Participant in the same proportion as such Participant's Compensation (not in excess of $200,000, indexed for cost of living increases in accordance with Section 408(k)(8) of the
                     Code) for the Plan Year bears to the total Compensation of all Participants for such year. The amount allocated to each Participant's IRA shall be limited to the lesser of 15 percent of the first $200,000 (indexed) of the Participant's Compensation or $30,000.

     Option 2: [ ]   Integrated Formula.  Employer Contributions shall be
                     allocated in the manner described in Section 4.01(B) of the Plan.
                     For purposes of the integrated formula, the integration level shall be (Choose one):

                     Option 1:  [ ] The Taxable Wage Base (TWB)

                     Option 2:  [ ] _______% of the TWB

                                NOTE:  If no box is checked, the integration
                                       level shall be the Taxable Wage Base.
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        SECTION 5 - EMPLOYER SIGNATURE             PROTOTYPE SPONSOR
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  _________________________________________     _____________________________
            (Signature for Employer)             (Name of Prototype Sponsor)

  _________________________________________     _____________________________
             (Date Signed)                           (Address)

  _________________________________________     _____________________________
              (Type Name)                            (Address)

Note to Employer:  Before signing this          _____________________________
Adoption Agreement, you should obtain                (City, State, Zip)
the advice of a qualified attorney and
tax advisor regarding its completion            _____________________________
and the legal and tax implications of               (Telephone Number)
adopting this Plan.
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

SEP
PLAN

   SIMPLIFIED EMPLOYEE PENSION PLAN
   BASIC PLAN DOCUMENT
________________________________________________________________________________

 SECTION ONE  ESTABLISHMENT AND PURPOSE OF PLAN

        1.01 PURPOSE: The purpose of this Plan is to provide, in accordance with its provisions, a Simplified Employee Pension Plan providing benefits upon retirement for the individuals who are eligible to participate hereunder.

        1.02 INTENT TO QUALIFY: It is the intent of the Employer that this Plan shall be for the exclusive benefit of its Employees and shall qualify for approval under Section 408(k) of the Internal Revenue Code, as amended from time to time (or corresponding provisions of any subsequent Federal law at that time in effect). In case of any ambiguity, it shall be interpreted to accomplish such result. It is further intended that it comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time.

        1.03 WHO MAY ADOPT An employer who has ever maintained a defined benefit plan which is now terminated may not participate in this prototype Simplified Employee Pension Plan. If, subsequent to adopting this Plan, any defined benefit plan of the Employer terminates, the employer will no longer participate in this prototype plan and will be considered to have an individually designed plan.

        1.04 USE WITH IRA This prototype Simplified Employee Pension Plan must be used with an Internal Revenue Service model IRA (Form 5305 or Form 5305-A) or an Internal Revenue Service approved master or prototype IRA.

 SECTION TWO  DEFINITIONS

        2.01 ADOPTION AGREEMENT Means the document executed by the Employer through which it adopts the Plan and thereby agrees to be bound by all terms and conditions of the Plan.

        2.02  CODE Means the Internal Revenue Code of 1986 as amended.

        2.03  COMPENSATION Compensation for the purposes of the $300 limit of
              Section 408(k)(2)(C) of the Code shall be defined as Section 414(q)(7) Compensation.

              For all other purposes, Compensation shall mean all of a Participant's wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source (that is, W-2 wages) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

              For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

              Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year.

              Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

              The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

              In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

              For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

        2.04 EARNED INCOME Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan or to a Simplified Employee Pension Plan to the extent deductible under
              Section 404 of the Code.

              Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

        2.05 EFFECTIVE DATE Means the date the Plan becomes effective as indicated in the Adoption Agreement.

        2.06 EMPLOYEE Means any person who is a natural person employed by the Employer as a common law employee and if the Employer is a sole proprietorship or partnership, any Self-Employed Individual who performs services with respect to the trade or business of the Employer. Further, any employee of any other employer required to be aggregated under Section 414(b), (c), (m), or (o) of the Code and any leased employee required to be treated as an employee of the Employer under Section 414(n) of the Code shall also be considered an Employee.

        2.07 EMPLOYER Means any corporation, partnership or sole proprietorship named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of the sole proprietor.

        2.08 EMPLOYER CONTRIBUTION Means the amount contributed by the Employer to this Plan.

        2.09 IRA Means the designated Individual Retirement Account or Individual Retirement Annuity, which satisfies the requirements of
              Section 408 of the Code, and which is maintained by a Participant with the Prototype Sponsor (unless the Prototype Sponsor allows Participants to maintain their IRAs with other organizations).

        2.10 PARTICIPANT Means any Employee who has met the participation requirements of Section 3.01 and who is or may become eligible to receive an Employer Contribution.

        2.11 PLAN Means this plan document plus the corresponding Adoption Agreement as completed and signed by the Employer.

        2.12 PLAN YEAR Means the 12 consecutive month period which coincides with the Employer's taxable year or such other 12 consecutive month period as is designated in the Adoption Agreement.

        2.13 PRIOR PLAN Means a plan which was amended or replaced by adoption of this plan document, as indicated in the Adoption Agreement.

        2.14 PROTOTYPE SPONSOR Means the entity specified in the Adoption Agreement which sponsors this prototype Plan.

        2.15  SELF-EMPLOYED INDIVIDUAL Means an individual who has Earned
              Income for a Plan Year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the Plan Year.

        2.16 SERVICE Means the performance of duties by an Employee for the Employer, for any period of time, however short, for which the Employee is paid or entitled to payment. When the Employer maintains the Plan of a predecessor employer, an Employee's Service will include his or her service for such predecessor employer.

        2.17 TAXABLE WAGE BASE Means the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

SECTION THREE ELIGIBILITY AND PARTICIPATION

        3.01 ELIGIBILITY REQUIREMENTS Except for those Employees excluded pursuant to Section 3.02, each Employee of the Employer who fulfills the eligibility requirements specified in the Adoption Agreement shall, as a condition for further employment, become a Participant. Each Participant must establish an IRA with the Prototype Sponsor to which Employer Contributions under this Plan will be made.

        3.02 EXCLUSION OF CERTAIN EMPLOYEES If the Employer has so indicated in the Adoption Agreement, the following Employees shall not be eligible to become a participant in the Plan: (a) Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement, provided retirement benefits were the subject of good faith bargaining; and (b) those Employees who are nonresident aliens, who have received no earned income from the Employer which constitutes earned income from sources within the United States.

        3.03  ADMITTANCE AS A PARTICIPANT

              A. PRIOR PLAN - If this Plan is an amendment or continuation of a Prior Plan, each Employee of the Employer who immediately before the Effective Date was a participant in said Prior Plan shall be a Participant in this Plan as of said date.

              B. NOTIFICATION OF ELIGIBILITY - The Employer shall notify each Employee who becomes a Participant of his or her status as a Participant in the Plan and of his or her duty to establish an IRA with the Prototype Sponsor to which Employer Contributions may be made.

              C. ESTABLISHMENT OF AN IRA - If a Participant fails to establish an IRA for whatever reason, the Employer may execute any necessary documents to establish an IRA on behalf of the Participant.

        3.04 DETERMINATIONS UNDER THIS SECTION The Employer shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

        3.05 LIMITATION RESPECTING EMPLOYMENT Neither the fact of the establishment of the Plan nor the fact that a common-law employee has become a Participant shall give to that common-law employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common-law employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

SECTION FOUR  CONTRIBUTIONS AND ALLOCATIONS

        4.01  EMPLOYER CONTRIBUTIONS
              A. ALLOCATION FORMULA - Employer Contributions shall be allocated in accordance with the allocation formula selected in the Adoption Agreement. Each Employee who has satisfied the eligibility requirements pursuant to Section 3.01 (thereby becoming a Participant) will share in such allocation.

                  Employer Contributions made for a Plan Year on behalf of any Participant shall not exceed the lesser of 15% of Compensation or the limitation in effect under Code Section 415(c)(1)(A) (indexed for cost of living increases in accordance with Code
                  Section 415(d)).

              B. INTEGRATED ALLOCATION FORMULA - If the Employer has selected the integrated allocation formula in the Adoption Agreement, then Employer Contributions for the Plan Year will be allocated to Participants' IRA as follows:

                  Step 1 Employer Contributions will be allocated to each Participant's IRA in the ratio that each Participant's total Compensation bears to all Participants' total Compensation, but not in excess of 3% of each Participant's Compensation.

                  Step 2 Any Employer Contributions remaining after the allocation in Step 1 will be allocated to each Participant's IRA in the ratio that each Participant's Compensation for the Plan Year in excess of the integration level bears to the Compensation of all Participants in excess of the integration level, but not in excess of 3%.

                  Step 3 Any Employer Contributions remaining after the allocation in Step 2 will be allocated to each Participant's IRA in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the maximum disparity rate described in the table below.

                  Step 4 Any Employer Contributions remaining after the allocation in Step 3 will be allocated to each Participant's IRA in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that Plan Year.

                  The integration level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

                        Integration Level                 Maximum Disparity Rate
                        -----------------                 ----------------------
                  Taxable Wage Base (TWB)                           2.7%
                  More than $0 but not more than X*                 2.7%
                  More than X* of TWB but not more than 80% of TWB  1.3%
                  More than 80% of TWB but not more than TWB        2.4%

                  *X mean the greater of $10,000 or 20% of TWB.

              C. TIMING OF EMPLOYER CONTRIBUTION - Employer Contributions, if any, made on behalf of Participants for a Plan Year shall be allocated and deposited to the IRA of each Participant no later than the due date for filing the Employer's tax return (including extensions).

        4.02 VESTING, WITHDRAWAL RIGHTS TO CONTRIBUTIONS All Employer Contributions made under the Plan on behalf of Employees shall be fully vested and nonforfeitable at all times. Each Employee shall have an unrestricted right to withdraw at any time all or a portion of the Employer Contributions made on his or her behalf. However, withdrawals taken are subject to the same taxation and penalty provisions of the Code which are applicable to IRA distributions.

        4.03 SIMPLIFIED EMPLOYER REPORTS The Employer shall furnish reports, relating to contributions made under the Plan, in the time and manner and containing the information prescribed by the Secretary of the Treasury, to Participants. Such reports shall be furnished at least annually and shall disclose the amount of the contribution made under the Plan to the Participant's IRA.

SECTION FIVE  AMENDMENT OR TERMINATION OF PLAN

        5.01 AMENDMENT BY EMPLOYER The Employer reserves the right to amend the elections made or not made on the Adoption Agreement by executing a new Adoption Agreement and delivering a copy of the same to the Prototype Sponsor. The Employer shall not have the right to amend any nonelective provision of the Adoption Agreement nor the right to amend provisions of this plan document. If the Employer adopts an amendment to the Adoption Agreement or plan document in violation of the preceding sentence, the Plan will be deemed to be an individually designed plan and may no longer participate in this prototype Plan.

        5.02 AMENDMENT BY PROTOTYPE SPONSOR By adopting this Plan, the Employer delegates to the Prototype Sponsor the power to amend or replace the Adoption Agreement or the Plan to conform them to the provisions of any law, regulations or administrative rulings pertaining to Simplified Employee

              Pensions and to make such other changes to the Plan, which, in the judgement of the Prototype Sponsor, are necessary or appropriate. The Employer shall be deemed to have consented to all such amendments; provided however, that no changes may be made without the consent of the Employer if the effect would be to substantially change the costs or benefits under the Plan. The Prototype Sponsor shall not have the obligation to exercise or not to exercise the power delegated to it nor shall the Prototype Sponsor incur liability of any nature for any act done or failed to be done by the Prototype Sponsor in good faith in the exercise or nonexercise of the power delegated hereunder.

        5.03  LIMITATIONS ON POWER TO AMEND No amendment by either the
              Employer or the Prototype Sponsor shall reduce or otherwise adversely affect any benefits of a Participant or Beneficiary acquired prior to such amendment unless it is required to maintain compliance with any law, regulation or administrative ruling pertaining to Simplified Employee Pensions.

        5.04 TERMINATION While the Employer expects to continue the Plan indefinitely, the Employer shall not be under any obligation or liability to continue contributions or to maintain the Plan for any given length of time. The Employer may terminate this Plan at any time by appropriate action of its managing body. This Plan shall terminate on the occurrence of any of the following events:

              A. Delivery to the Prototype Sponsor of a notice of termination executed by the Employer specifying the effective date of the Plan's termination.

              B. Adjudication of the Employer as bankrupt or the liquidation or dissolution of the Employer.

        5.05 NOTICE OF AMENDMENT, TERMINATION Any amendment or termination shall be communicated by the Employer to all appropriate parties as required by law. Amendments made by the Prototype Sponsor shall be furnished to the Employer and communicated by the Employer to all appropriate parties as required by law. Any filings required by the Internal Revenue Service or any other regulatory body relating to the amendment or termination of the Plan shall be made by the Employer.

        5.06 CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER A successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and present Employer (or if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.



#419(1/94) I90

                   STANDARD SIMPLIFIED EMPLOYEE PENSION PLAN
                              EMPLOYEE INFORMATION

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                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

1.  Q.  WHAT IS A SIMPLIFIED EMPLOYEE PENSION (SEP)?

    A. A SEP is a retirement income arrangement under which your employer may contribute certain amounts to your own Individual Retirement Account or Individual Retirement Annuity (SEP-IRA).

        Your employer will provide you with a copy of the SEP Summary for Employees containing eligibility requirements and other information about your SEP Plan.

        All amounts contributed to your SEP-IRA by your employer belong to you, even after you discontinue employment with that employer.

2.  Q.  IS MY EMPLOYER REQUIRED TO MAKE CONTRIBUTIONS EACH YEAR TO THIS SEP?

    A. No. Whether or not your employer makes a contribution is entirely up to your employer. If a contribution is made under the SEP, it must be divided among all eligible employees according to the allocation formula your employer has selected.

3.  Q.  HOW WILL EMPLOYER CONTRIBUTIONS BE ALLOCATED TO MY SEP-IRA?

    A. Refer to the SEP Summary for Employees to see whether your employer has selected the pro rata formula or the integrated formula.

        If your employer has selected the pro rata formula, employer contributions on behalf of each eligible employee will be the same percentage of compensation for all employees.

        If your employer has selected the integrated formula, see Question 17.

        When calculating contributions to be made to the SEP plan, an employee's compensation above $160,000 will not be included. (This $160,000 figure is increased by the IRS periodically based on changes in the cost of living.)

        The law prohibits your employer from making discretionary contributions which discriminate in favor of highly compensated employees.

4.  Q.  WHO ARE ELIGIBLE EMPLOYEES?

    A. Eligible employees are employees who have satisfied the minimum age, service, and compensation requirements set by your employer and specified in the SEP Summary for Employees. An employee who satisfies those eligibility requirements is entitled to participate in the SEP .

5.  Q.  HOW MUCH MAY MY EMPLOYER CONTRIBUTE TO MY SEP-IRA IN ANY YEAR?

    A. The amount your employer may contribute to your SEP-IRA for any year is limited to the lesser of $30,000 or 15% of your compensation for that year. The $30,000 limitation may be increased by the IRS for changes in the cost of living. The compensation used to determine this limit does not include any amount which is contributed by your employer to your SEP-IRA. Remember, the SEP plan does not require your employer to maintain a particular level of contributions. It is possible that for a given year no employer contributions will be made on your behalf.

6.  Q.  HOW DO I TREAT MY EMPLOYER'S SEP CONTRIBUTIONS FOR MY TAXES?

    A. The amount your employer contributes for years beginning after 1986 is excludable from your gross income (subject to the $30,000 or 15% of compensation limitation mentioned above) and is not includible as taxable wages on your Form W-2.

7.  Q.  MAY I ALSO CONTRIBUTE TO MY IRA IF I AM A PARTICIPANT IN A SEP?

    A. Yes. You may still contribute the lesser of $2,000 or 100% of your compensation to an IRA. However, as a participant in a SEP, you would be considered an active participant in an employer-maintained retirement plan and, therefore, you may or may not be able to deduct your IRA contribution depending upon your modified adjusted gross income and how you file your tax return (single individual, married filing jointly, married filing separately).

8.  Q.  WHAT IF I DON'T WANT A SEP-IRA?

    A. Under the tax rules which apply to SEPs, for an employer to have a valid SEP, all eligible employees must establish SEP-IRAs. Your employer may require that you become a participant in the SEP and set up a SEP-IRA as a condition of employment. If one or more eligible employees do not participate and the employer attempts to maintain a SEP plan with the remaining employees, there may be adverse tax consequences for both the employer and the employees.

9. Q. CAN I SELECT THE FINANCIAL ORGANIZATION WHERE I SET UP THE SEP-IRA WHICH IS TO RECEIVE THE SEP CONTRIBUTION MADE ON MY BEHALF?

    A. No. For the sake of administrative ease, all SEP contributions made for you shall be deposited into an IRA which you set up with the financial organization which makes the SEP plan available to your employer.

10. Q.  CAN I MOVE FUNDS FROM MY SEP-IRA TO ANOTHER TAX-SHELTERED IRA?

    A. Yes. You can withdraw funds from your SEP-IRA and, no more than 60 days after your receipt of the funds, place such funds into another IRA, or SEP-IRA. This is called a "rollover" and may not be done without tax penalty more frequently than at one-year intervals. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have such funds transferred directly between IRA trustees (or custodians), so that you never have possession of the funds.

11. Q.  WHAT HAPPENS IF I WITHDRAW MY EMPLOYER'S CONTRIBUTIONS FROM MY SEP-IRA?

    A. If you don't want to leave the employer's contribution in your SEP-IRA, you may withdraw it at any time, but any amount withdrawn is includible in your income and will be taxed. Also, if you take withdrawals before you reach age 59 1/2, and those withdrawals do not satisfy a penalty exception (e.g., due to disability), you may be subject to a 10% IRS penalty tax.
--------------------------------------------------------------------------------

#421 (1/98)               (C) 1998 Universal Pensions, Inc., Brainerd, MN 56401

12. Q.  MAY I PARTICIPATE IN A SEP EVEN THOUGH I AM COVERED BY ANOTHER PLAN?

    A. Yes. You can participate in a SEP (other than a SEP which uses the IRS' model SEP document) even though you participate in another qualified retirement plan (such as a pension or profit sharing plan) of the same employer. However, the combined contribution limits are subject to certain limitations described in Section 415 of the Internal Revenue Code. Also, if you work for several employers, you may be covered by the SEP of one employer and a SEP or pension or profit sharing plan of another employer.

13. Q.  WHAT HAPPENS IF TOO MUCH IS CONTRIBUTED TO MY SEP-IRA IN ONE YEAR?

    A. Any contribution that exceeds yearly limitations may be withdrawn without an IRS penalty by the due date (plus extensions) for filing your tax return (normally April 15th), but is includible in your gross income. Excess contributions left in your SEP-IRA after that time are subject to a 6% penalty tax per year. Withdrawals of those contributions may be taxed as early distributions.

14. Q. DO I NEED TO FILE ANY ADDITIONAL FORMS WITH THE IRS BECAUSE I PARTICIPATE IN A SEP?

    A.  No.

15. Q. IS MY EMPLOYER REQUIRED TO PROVIDE ME WITH INFORMATION ABOUT SEP-IRAS AND THE SEP PLAN?

    A. Yes. Your employer must provide you with a notice that a SEP has been established (the SEP Summary for Employees), along with this Employee Information Sheet, and give you a statement each year showing any contribution to your SEP-IRA.

16. Q. IS THE FINANCIAL ORGANIZATION WHERE I MUST ESTABLISH MY SEP-IRA ALSO REQUIRED TO PROVIDE ME WITH INFORMATION?

    A. Yes. It must provide you with a disclosure statement which contains the following information in plain, nontechnical language:

        (1)  the statutory requirements which relate to your SEP-IRA;
        (2) the tax consequences which follow the exercise of various options and what those options are;
        (3) eligibility rules and rules on the deductibility and nondeductibility of retirement savings;
        (4) the circumstances and procedures under which you may revoke your SEP-IRA, including the name, address, and telephone number of the person designated to receive notice of revocation (this explanation must be prominently displayed at the beginning of the disclosure statement);
        (5) explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning your SEP-IRA; and
        (6)  financial disclosure information which:
             (a) either projects the growth in value of your SEP-IRA under various contribution and retirement schedules, or describes the method of computing and allocating annual earnings and charges which may be assessed;
             (b) describes whether, and for what period the growth projections for the plan are guaranteed, or a statement of the earnings rate and terms on which the projection is based;
             (c) states the sales commission to be charged in each year expressed as a percentage of $1,000; and
             (d) states the proportional amount of any nondeductible life insurance which may be a feature of your SEP-IRA.

        For a more complete explanation of the disclosure requirements, see Publication 590, Individual Retirement Arrangements (IRAs), available at most IRS offices.

        In addition to this disclosure statement, the financial organization is required to provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year in order to evaluate the investment performance of the SEP-IRA and so you will know how to report IRA distributions for tax purposes.

17. Q. MY EMPLOYER HAS INDICATED IN THE SEP SUMMARY FOR EMPLOYEES THAT EMPLOYER CONTRIBUTIONS WILL BE ALLOCATED USING THE "INTEGRATED FORMULA." WHAT DOES THIS MEAN AND HOW DOES IT AFFECT ME?

    A. If the plan uses the integrated formula, the employer contribution for employees who have compensation in excess of the integration level will be a higher percentage than the contribution made for employees whose compensation is below the integration level. The integration level is indicated on the SEP Summary for Employees.

        Allocating contributions under the integrated formula involves a four-step process, which is explained below.

        STEP 1 An amount is allocated for each eligible employee not in excess of 3% of the employee's total compensation.

        STEP 2 Eligible employees with compensation greater than the integration level receive an allocation not in excess of 3% of their compensation above the integration level.

        STEP 3 Any employer contribution remaining after the allocation in Step 2 is allocated pro rata to each eligible employee based on the sum of the employee's total compensation plus his or her compensation above the integration level. The percentage allocated in this step cannot be more than a certain amount which varies depending upon the integration level selected, as described below:

                 IF THE INTEGRATION                                          THE MAXIMUM PERCENTAGE WHICH
                     LEVEL IS:                                               CAN BE ALLOCATED IN STEP 3 IS:
                 ------------------------------------------------------------------------------------------
                 Taxable Wage Base (TWB)                                                2.7%
                 Not more than 20% of TWB                                               2.7%
                 More than 20% of TWB but not more than 80% of TWB                      1.3%
                 More than 80% of TWB                                                   2.4%

        STEP 4 Any employer contribution remaining after the allocation in Step 3 is allocated pro rata to eligible employees based on their total compensation.

                 EXAMPLE: The Big Apple Corporation maintains a SEP plan which uses the integrated allocation formula. The integration level is the taxable wage base ($68,400 for 1998). For 1998, the company will make a contribution of $17,800. Listed below are the qualifying participants of Big Apple and their compensation. The chart below shows how the employer contribution will be allocated to the SEP-IRAs of eligible employees.

                                                                              TOTAL       ALLOCATION AS
 EMPLOYEE  COMPENSATION     STEP 1     STEP 2     STEP 3     STEP 4        ALLOCATION      A % OF COMP.
---------  ------------     ------     ------     ------     ------        ----------     -------------
  SUE        $100,000       $3,000       $948     $3,553     $3,288          $10,789        10.8%
  SAL          58,000        1,740          0      1,566      1,907            5,213         9.0%
  SAM          20,000          600          0        540        658            1,798         9.0%
  TOTAL      $178,000       $5,340       $948     $5,659     $5,853          $17,800
-------------------------------------------------------------------------------------------------------
REMAINING
TO BE
ALLOCATED     $17,800      $12,460    $11,512     $5,853
-------------------------------------------------------------------------------------------------------


#421 (1/98)               (C) 1998 Universal Pensions, Inc., Brainerd, MN 56401

SEP PLAN

                       Simplified Employee Pension Plan

                           SEP SUMMARY FOR EMPLOYEES

          Please read together with your Employee Information Sheet.

--------------------------------------------------------------------------------
EMPLOYER'S NAME, ADDRESS AND PHONE          IRA TRUSTEE'S OR CUSTODIAN'S NAME,
                                            ADDRESS AND PHONE
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           ESTABLISHMENT OF SEP PLAN
--------------------------------------------------------------------------------

Your employer has adopted a type of employee benefit plan known as a Simplified Employee Pension (SEP) Plan. In order to become a participant in the Plan, you must meet the Plan's eligibility requirements specified below. Once you become a participant, you are entitled to receive a certain share of the amounts your employer contributes to the Plan. All contributions will be deposited into a SEP-IRA for you. Contributions made to the Plan for you are yours to keep. These features of the Plan are explained further in the Employee Information Sheet.

The actual Plan is a complex legal document that has been written in a manner required by the Internal Revenue Service. This document is called a SEP Summary for Employees. It is designed to explain and summarize the important features of the Plan. If you have any questions or need additional information about the Plan, consult
              -------------------------------------------------.
                      (Name of Employer Representative)

You may examine the Plan itself at a reasonable time by making arrangements with the above mentioned representative of your employer.

--------------------------------------------------------------------------------
                           ELIGIBILITY REQUIREMENTS
--------------------------------------------------------------------------------

Employer Contributions: Your employer is not required to make contributions to the Plan. However, if a contribution is made, your SEP-IRA will receive a share of that contribution if you are an "eligible" employee and if you have met the age and service requirements set forth below.

Eligible Employees: Under the SEP Plan, all employees can participate except the classifications of employees checked below:

[ ] Those employees covered by the terms of a collective bargaining agreement (a union agreement) where retirement benefits were negotiated and those employees who are nonresident aliens.

[ ] Those employees who did not earn at least $300 from the employer during the year. (This $300 figure is increased by the IRS each year based on changes in the cost of living.)

Age Requirement:  You must be at least ________ years old.

Service Requirement:  You must have worked for your employer in at least
_______ (must be 0, 1, 2 or 3) of the immediately preceding 5 years.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             CONTRIBUTION FORMULA
--------------------------------------------------------------------------------
Any employer contribution will be allocated to your SEP-IRA in accordance with the formula selected below (check one):

[ ] Pro Rata Formula: Each eligible employee will receive a pro rata portion of the employer contribution equal to the ratio of his or her compensation to the total compensation of all eligible employees. Thus, the contribution will be the same percentage of compensation for all employees.

[ ] Integrated Formula: Integration allows contribution percentages among eligible employees to vary. Details about integration are provided in your Employee Information Sheet. The integration level is (check one):

    [ ] The Taxable Wage Base (TWB)

    [ ] ________% of the TWB


--------------------------------------------------------------------------------
                           SEP-IRA WITH PLAN SPONSOR
--------------------------------------------------------------------------------

Under this SEP plan, you must maintain your SEP-IRA at the following financial organization subject to the following terms:

Name and Address of Financial Organization: ___________________________________

                                            ___________________________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please refer to the Disclosure Statement and other documentation given to you by the above named financial organization for the other terms and conditions which apply to your SEP-IRA.
--------------------------------------------------------------------------------

#422 (12/90) I90           (C)1996 Universal Pensions, Inc., Brainerd, MN 56401

                       SIMPLIFIED EMPLOYEE PENSION PLAN

                           SEP SUMMARY FOR EMPLOYEES

          Please read together with your Employee Information Sheet.

--------------------------------------------------------------------------------
EMPLOYER'S NAME, ADDRESS AND PHONE         IRA TRUSTEE'S OR CUSTODIAN'S NAME,
                                           ADDRESS AND PHONE
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                 IRA INVESTMENT OPTIONS WITH THE PLAN SPONSOR
--------------------------------------------------------------------------------
                                                          FIXED/      MINIMUM
INVESTMENT DESCRIPTION              RATE       TERM     VARIABLE      DEPOSIT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please refer to the Disclosure Statement and other documentation for the other terms and conditions which apply to your SEP-IRA.
--------------------------------------------------------------------------------

#422 (12/90)  I90          (C)1996 Universal Pensions, Inc., Brainerd, MN 56401

                                  Page 2 of 2